MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form SB-2 of Teacher’s Pet, Inc, of our report dated November 15, 2006 on our audit of the financial statements of Teacher’s Pet, Inc. for the years ended December 31, 2005 and 2004 and from September 17, 2004 (Date of Inception) to December 31, 2005, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

November 22, 2006